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                              CROSBY, HEAFEY, ROACH & MAY           EXHIBIT 5.1
                               Professional Corporation
                                 1999 Harrison Street
                              Oakland, California 94612
                                    (510) 763-2000

                                  September 25, 1996

The North Face, Inc.
2013 Farallon Drive
San Leandro, CA  94577

    RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about September 25, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,874,652 shares (the "Shares"), reserved for issuance under TNF Holdings Company, Inc. 1994
Stock Incentive Plan (TNF Holdings Company, Inc. changed its name to The North Face, Inc. on June 8, 1994), The North Face, Inc. 1995 Stock Incentive Plan, The North Face, Inc. 1996 Stock Incentive Plan, and The North Face, Inc. 1996 Stock Option Plan for Non-Employee Directors (collectively, the "Plans"). As your legal counsel, we have reviewed the proceedings reported to us to have been taken and to be taken in the future in connection with the issuance and sale of the Shares, and have reviewed such other records and documents as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

    On the basis of the foregoing and in reliance thereon, it is our opinion that, when issued and sold pursuant to the provisions of the Plans and the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                       Very truly yours,

                                       CROSBY, HEAFEY, ROACH & MAY
                                       Professional Corporation

                                       By: /s/ Philip L. Bush
                                           ------------------------------------
                                            Philip L. Bush